Exhibit 10.5

First Amendment to Lease

This Amendment, dated November 17, 2004, is executed by and between 95 College Plaza, Ltd., a California limited partnership (“Landlord”), and 1st Pacific Bank of California, a California corporation (“Tenant”). This Amendment is entered into with reference to the following facts:

A.                      On or about November 1, 1999, Landlord, as landlord, and Tenant, as tenant, executed that certain Shopping Center Lease (“the Lease”) pertaining to the premises commonly known as 3500 College Boulevard, Oceanside, California 92054 (“the Premises”).

B.                        The original term of the Lease will expire on December 31, 2004 (“the Original Term Expiration Date”).

C.                        By this Amendment, Landlord and Tenant desire to extend the term of the Lease and otherwise amend the Lease, as provided below.

In consideration of the above recitals and the mutual agreements stated below, the parties agree:

1.                          Term Extension. The term of the Lease is extended for a period commencing January 1, 2005, through December 31, 2009 (“the Extended Term”). As a consequence of such extension, the option to extend the term, as provided in the Addendum to the Lease, is hereby deleted (i.e., Tenant has no further option to extend the term of the Lease).

2.                          Minimum Annual Rent. During the first Lease Year (defined below), the Minimum Annual Rent will be $8,797.80/mo. The Minimum Annual Rent for the second Lease Year of the Extended Term and each subsequent Lease Year of the term of the Lease will be equal to the amount derived by multiplying the Minimum Annual Rent for the first Lease year of the Extended Term by a fraction, the numerator of which is the Index (defined below) amount for the last period for which the Index is published and that ends before the commencement of the Lease Year for which the calculation is being made and the denominator of which is the Index amount for the same calendar period immediately preceding the commencement of the first Lease year of the Extended Term. As used herein, “Lease Year” means each calendar year commencing on January 1 and ending on December 31. The “Index” is that published by the United States Price Index for all urban consumers for the Los Angeles area, all items, 1982-84 base. Notwithstanding the foregoing, the maximum increase to Minimum Annual Rent during the Extended Term shall not exceed 3 percent above the amount of the Minimum Annual Rent during the preceding Lease Year. If the Bureau of Labor Statistics discontinues the publication of the Index, publishes the Index less frequently, or alters the Index in some other manner, then Lessor and Lessee will adopt a substitute index or substitute procedure that reasonably reflects and monitors charges in consumer prices. In no event will the Minimum Annual Rent during a subsequent Lease Year be reduced below the Minimum Annual Rent for the preceding Lease Year. Lessor’s failure, by reason of oversight, mistake or otherwise, to make the calculation or advise Lessee thereof prior to the end of any Lease Year or to collect any increased Minimum Annual Rent determined as set forth in this paragraph will not release Lessee of Lessee’s obligation to pay to Lessor, forthwith upon discovery of such oversight or mistake, an amount equal to the difference between the Minimum Annual Rent actually paid and the increased Minimum Annual Rent that should have been paid during the period in which such mistake or oversight continued.

3.                          Improvements. Landlord and Tenant further agree as follows:

3.1                     Landlord agrees, at Landlord’s cost, to perform the following work:

3.1.1            Landlord shall paint the exterior of the Premises in a color selected by Landlord or its architect, which color should be acceptable to Lessee.

3.1.2            Landlord shall install a fence and gate in an area mutually agreed upon by Landlord and Tenant.

3.13               Landlord shall install motion-detector lights on the exterior walls of the rear and side of the Premises.

3.1.4            Landlord shall engage the services of a pest control contractor to abate rat and other rodent infestation in and around the Premises on an ongoing basis.

3.1.5            Landlord shall cause six regular-sized parking stalls in the area in front of the Premises to be marked “1st Pacific Bank of California.”

3.2                     Tenant may, at Tenant’s expense, install (1) a night-deposit drop-box in the location generally shown on Exhibit 1 attached hereto and/or (2) subject to Tenant’s compliance with all permits and other approvals required from the City of Oceanside, additional signage as generally depicted in Exhibit 2 attached hereto,

4.                          Lessee’s Representations. In connection with execution of this Amendment, Lessee hereby represents to Landlord:

4.1                     No Lessor Default. To Lessee’s actual knowledge, Lessor is not in default and has not been in default in the performance of Lessor’s obligations under the Lease, and there exists no condition that with the passage of time or delivery of notice or both would constitute a default by Lessor under the terms of the Lease.

4.2                     No Offset. Tenant has no right, claim, or action for recovery against Lessor, except as provided in Section 3(k) of the Lease pertaining to the $6,000.00 Security Deposit.

5.3                     No Insolvency. Tenant has not initiated any insolvency proceeding and has no present intention to initiate any insolvency proceeding.

6.                          Confirmation. Except as modified by this Amendment, the Lease is hereby ratified and confirmed.

95 College Plaza, Ltd.,		1st Pacific Bank of California,
a California limited partnership		a California corporation

By Cal Diego Builders, Inc.,
a California corporation, its General Partner		By	/s/ A. Vincent Siciliano
		Print name	A. Vincent Siciliano
		Title	CEO

By	/s/ Harkishan B. Parekh
Harkishan B. Parekh, President
		By	/s/ James Burgess
		Print name	James Burgess
		Title	EVP/CFO

Schedule of Exhibits

Exhibit 1	Diagram depicting location of night deposit box
Exhibit 2	Diagram depicting new signage